Exhibit 99.1

Exelis reports first quarter 2015 financial results

  Revenue from continuing operations increases 5 percent over the first quarter of 2014
  Operating margin from continuing operations increases 400bps to 13.2 percent; C4ISR segment operating income increases 85% over the first quarter of 2014
  Earnings per share from continuing operations up 55 percent over the first quarter of 2014

MCLEAN, Va.--(BUSINESS WIRE)--May 6, 2015--Exelis (NYSE: XLS) reported financial results for the first quarter of 2015. First-quarter revenue from continuing operations was $785 million, a five percent increase from the first quarter of 2014. First-quarter operating income from continuing operations was $104 million, a 51 percent improvement from the first quarter of 2014. First-quarter diluted earnings per share from continuing operations were $0.31 per share, a 55 percent increase from the first quarter of 2014. The company reported $(17) million in first quarter cash from continuing operations an improvement of $91 million from the prior period.

The company secured $700 million in orders in the first quarter of 2015, including new business in its strategic growth platforms. Key announcements during the quarter included:

  Over $30 million in electronic warfare awards for both U.S. and international customers;
  Over $25 million in Carriage and Release programs for the F-35 and MQ-9 Reaper programs;
  A multi-million dollar contract from Airbus to provide center wing box struts for the A350 XWB aircraft;
  The launch of the Global Aviation Solutions business area within the Information Services segment and new contracts with the Port of Seattle, Los Angeles Airport and Singapore Changi Airport; and
  Over $17 million in communications and night vision awards.

“First-quarter revenue and profitability growth reflect the strength of our current backlog and improvements in our operational efficiency,” said Exelis CEO and President David F. Melcher. “As we move toward closing the merger with Harris Corporation, I am proud of our employees’ continued commitment to the Exelis growth strategy and delivering our customers and shareholders outstanding capabilities and value.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems first-quarter 2015 revenue was $508 million, up 6 percent from the same period in 2014 primarily due to higher revenue on environmental sensing satellite payloads and international electronic warfare products. First-quarter 2015 operating income from continuing operations was $74 million, up 85 percent from the first quarter of 2014, driven by favorable sales mix and lower restructuring costs and SG&A.

Information and Technical Services

Information and Technical Services first-quarter 2015 revenue from continuing operations was $277 million, an increase of 3 percent from the same period in 2014, driven by higher activity on Civil and Aerospace program area contracts. First-quarter operating income from continuing operations was $30 million, up 3 percent from the first quarter of 2014.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a greater than 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. Exelis is a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems; and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Virginia, Exelis employs approximately 10,000 people and generated 2014 sales of approximately $3.3 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Exelis and Harris, the management of either such company or the proposed transaction between Exelis and Harris, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Exelis and Harris undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the shareholders of Exelis and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Exelis’ and Harris’ respective reports filed with the SEC, including Exelis’ Annual Report on Form 10-K for the year ended December 31, 2014 (as amended by Annual Report on Form 10-K/A filed on April 6, 2015), and Harris’ annual report on Form 10-K for the year ended June 27, 2014 and quarterly reports on Form 10-Q for the quarters ended September 26, 2014, and January 2, 2015, in each case, as such reports may have been amended. This document speaks only as of its date, and Exelis and Harris each disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, Harris has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 (Reg. No. 333-202539), containing a proxy statement/prospectus regarding the proposed merger. SHAREHOLDERS OF EXELIS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement/prospectus has been mailed to shareholders of Exelis. Investors and security holders may obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Harris at its web site, www.Harris.com, or from Exelis at its web site, www.Exelisinc.com, or 1650 Tysons Blvd. Suite 1700, McLean, VA 22102, attention: Corporate Secretary.

Participants In Solicitation

Exelis and Harris and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of the combined company, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the proposed directors and executive officers of the combined company, Exelis’ and Harris’ respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4 (Reg. No. 333-202539), as amended, and in Exelis’ and Harris’ respective Form 10-Ks, as amended, for the year ended December 31, 2014 in respect of Exelis and for the year ended June 27, 2014 in respect of Harris.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Exelis Inc.
Consolidated Statements of Operations (unaudited)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

		Three Months Ended March 31,
		2015	2014
Product revenue		$508	$480
Service revenue		277	268
Total revenue		785	748
Cost of product revenue		354	354
Cost of service revenue		218	212
Selling, general and administrative expenses		95	98
Research and development expenses		13	10
Restructuring and asset impairment charges		1	5
Operating income		104	69
Interest expense, net		9	9
Other (income) expense, net		−	(2)
Income from continuing operations before income tax expense		95	62
Income tax expense		36	23
Income from Continuing operations		59	39
Income from discontinued operations, net of tax		−	13
Net income		$59	$52
Earnings Per Share
Basic
Continuing operations		$0.32	$0.21
Discontinued operations	$	−	$0.07
Net income		$0.32	$0.27
Diluted
Continuing operations		$0.31	$0.20
Discontinued operations	$	−	$0.07
Net income		$0.31	$0.27
Weighted average common shares outstanding – basic		186.4	189.6
Weighted average common shares outstanding – diluted		191.5	194.9
Cash dividends declared per common share		$0.10	$0.10

Exelis Inc.
Consolidated Balance Sheets (unaudited)
(IN MILLIONS)

	March 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$479	$510
Receivables, net	853	824
Inventories, net	231	225
Deferred tax asset	55	56
Other current assets	47	47
Total current assets	1,665	1,662
Plant, property and equipment, net	422	437
Goodwill	1,973	1,976
Other intangible assets, net	143	150
Deferred tax asset	541	566
Other non-current assets	87	87
Total non-current assets	3,166	3,216
Total assets	$4,831	$4,878
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$229	$238
Advance payments and billings in excess of costs	231	242
Compensation and other employee benefits	120	170
Other accrued liabilities	134	124
Total current liabilities	714	774
Defined benefit plans	2,021	2,072
Long-term debt	649	649
Deferred tax liability	2	2
Other non-current liabilities	135	134
Total non-current liabilities	2,807	2,857
Total liabilities	3,521	3,631
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,621	2,607
Treasury stock	(128)	(128)
Retained earnings	685	645
Accumulated other comprehensive loss	(1,870)	(1,879)
Total shareholders' equity	1,310	1,247
Total liabilities and shareholders' equity	$4,831	$4,878

Exelis Inc.
Consolidated Statements of Cash Flows (unaudited)
(IN MILLIONS)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$59	$52
Less income from discontinued operations	—	13
Income from continuing operations	59	39
Adjustments to reconcile net income to net cash used in operating activities from continuing operations:
Depreciation and amortization	25	26
Stock-based compensation	8	8
Restructuring and asset impairment charges	1	5
Payments for restructuring	(2)	(10)
Defined benefit plans expense	20	17
Defined benefit plans payments	(41)	(42)
Change in assets and liabilities
Change in receivables	(30)	(42)
Change in inventories	(8)	(17)
Change in other assets	(1)	(3)
Change in accounts payable	(8)	(31)
Change in advance payments and billings in excess of costs	(10)	(24)
Change in deferred taxes	14	13
Change in other liabilities	(44)	(44)
Other, net	—	(3)
Net cash used in operating activities from continuing operations	(17)	(108)
Investing activities
Capital expenditures	(8)	(7)
Proceeds from the sale of assets	6	3
Net cash used in investing activities from continuing operations	(2)	(4)
Financing activities
Dividends paid	(20)	(20)
Common stock repurchased	—	(24)
Proceeds from the exercise of stock options	12	12
Transfer from Vectrus, net	—	3
Other, net	1	5
Net cash used in financing activities from continuing operations	(7)	(24)
Exchange rate effects on cash and cash equivalents	(5)	—
Net cash used in discontinued operations	—	(50)
Net change in cash and cash equivalents	(31)	(186)
Cash and cash equivalents – beginning of year	510	459
Cash and cash equivalents – end of period	$479	$273

CONTACT:
Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
David Albritton, 703-790-6320
David.Albritton@exelisinc.com